Report of Independent
Registered Public Accounting
Firm

To the Board of Trustees and
Shareowners of
Pioneer Real Estate Shares

In planning and performing our
audit of the financial
statements of Pioneer Real
Estate Shares as of and for the
year ended December 31, 2006,
in accordance with the
standards of the Public
Company Accounting
Oversight Board (United
States), we considered its
internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for
designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an
opinion on the effectiveness of
Pioneer Real Estate Shares'
internal control over financial
reporting.  Accordingly, we
express no such opinion.

The management of Pioneer
Real Estate Shares is
responsible for establishing and
maintaining effective internal
control over financial
reporting. In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls. A company's internal
control over financial reporting
is a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation of
financial statements for
external purposes in
accordance with generally
accepted accounting principles.
Such internal control includes
policies and procedures that
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition
of a company's assets that
could have a material effect on
the financial statements.

Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements. Also,
projections of any evaluation of
effectiveness to future periods
are subject to the risk that
controls may become
inadequate because of changes
in conditions, or that the degree
of compliance with the policies
or procedures may deteriorate.

A control deficiency exists
when the design or operation of
a control does not allow
management or employees, in
the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely
basis. A significant deficiency
is a control deficiency, or
combination of control
deficiencies, that adversely
affects the company's ability to
initiate, authorize, record,
process or report external
financial data reliably in
accordance with generally
accepted accounting principles
such that there is more than a
remote likelihood that a
misstatement of the company's
annual or interim financial
statements that is more than
inconsequential will not be
prevented or detected. A
material weakness is a
significant deficiency, or
combination of significant
deficiencies, that results in
more than a remote likelihood
that a material misstatement of
the annual or interim financial
statements will not be
prevented or detected.

Our consideration of Pioneer
Real Estate Shares' internal
control over financial reporting
was for the limited purpose
described in the first paragraph
and would not necessarily
disclose all deficiencies in
internal control that might be
significant deficiencies or
material weaknesses under
standards established by the
Public Company Accounting
Oversight Board (United
States). However, we noted no
deficiencies in Pioneer Real
Estate Shares' internal control
over financial reporting and its
operation, including controls
for safeguarding securities that
we consider to be a material
weakness as defined above as
of December 31, 2006.

This report is intended solely
for the information and use of
management and the Board of
Trustees of Pioneer Real Estate
Shares and the Securities and
Exchange Commission and is
not intended to be and should
not be used by anyone other
than these specified parties.


ERNST & YOUNG LLP



Boston, Massachusetts
February 21, 2007